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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated March 5, 1999, incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 2, 1999.


/s/ DELOITTE & TOUCHE LLP


San Francisco, California
February 17, 2000